Exhibit 10.3

VAPOR CORP.

3001 Griffin Road

Dania Beach, Florida 33312

April 30, 2013

VIA E-MAIL

Ralph Frija, as the holder

of the Senior Note referred to below

Dear Mr. Frija,

Reference is made to that certain Senior Note, dated July 9, 2012, of Vapor Corp. in the principal amount of $500,000 payable to you, as the initial registered holder thereof, as amended by that certain extension agreement, dated as of November 13, 2012 (as may be further amended, the “Note”). All capitalized terms used in this Letter Amendment, but not otherwise defined herein, shall have the meanings ascribed to them in the Note.

1. The purpose of this Letter Amendment is memorialize our oral agreement to amend the Note to: (i) provide for cash principal and interest payments on a weekly basis, (ii) extend the Maturity Date of the Note and (iii) make the Note convertible into shares of common stock of the Company at the option of the Holder, each as set forth in Section 2 hereof.

2. In accordance with Section 1 hereof, the Note is hereby amended as follows:

(a) Section 1 (Calculation of Interest; Payments of Principal of Interest) of the Note is hereby deleted in its entirety and replaced with the following new Section 1:

“1. Calculation of Interest; Payments of Principal and Interest.

(a) Interest on the outstanding principal balance hereof shall be calculated at the Stated Rate based on a 365 day year and shall commence accruing on the date hereof and shall be payable weekly with installments of the outstanding principal, to the extent not converted in accordance with the terms of this Note, in accordance with the payment schedule set forth on Schedule I hereto.

(b) The principal balance and accrued but unpaid interest under this Note (to the extent not converted in accordance with the terms of the Note) shall be due and payable on April 22, 2016 (the “Maturity Date”).

(c) The Company may prepay the principal balance and interest under this Note (to the extent not converted in accordance with the terms of this Note) in whole or in part until the Maturity Date, without penalty or premium.

(d) Any payments of principal and accrued interest owing under this Note shall be made in cash, by either check payable to the order of Holder or by wire transfer of immediately available funds pursuant to written wiring instructions from Holder.”

(b) The following Section 12 is added to the Note after Section 11 (Holder Agreement) thereof:

“Section 12. Conversion of Note. This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 12.

(a) Conversion Right. Subject to and upon compliance with the provisions of this Note, for as long as this Note is outstanding, the Holder shall have the right, at its option to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 12(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Common Stock to any Person other than the converting Holder or with respect to any income tax due by the Holder with respect to such Common Stock.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 12(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the principal balance of this Note to be converted with respect to which this determination is being made, (B) accrued and unpaid interest with respect to such principal balance, if any, and (C) the Default Balance (other than any amount thereof within the purview of foregoing clauses (A) or (B)), if any.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $0.5154, subject to adjustment as provided herein1.

(c) Mechanics of Conversion.

(i) Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company and (B) if required by Section 12(c)(ii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the second (2nd) Business Day (as defined below) following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice, the Company shall cause the Transfer Agent to either issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled or register such number of shares of Common Stock on the Transfer Agent’s records in book-entry form under The Direct Registration System in the name of the Holder or its designee. If this Note is physically surrendered for conversion as required by Section 12(c)(ii) and the outstanding principal balance of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding principal balance not converted. The person or entity entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. For purposes of this Note, “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are authorized by law to close in Ft. Lauderdale, Florida.

[1]	Such Conversion Price represents 110% of the 30-day weighted average closing price per share of Common Stock, as reported on the OTC Bulletin Board, preceding April 30, 2013.

(ii) Surrender; Record Keeping. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the principal balance, accrued unpaid interest, if any, and the Default Balance, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(d) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

(i) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the initial date of issuance of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the initial date of issuance of this Note combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 5(d)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Dividends on Common Stock. If the Company at any time on or after the initial date of issuance of this Note declares or pays, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock and the Conversion Price in effect immediately prior to such dividend will be proportionally reduced.

(iii) Notification of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 12(d), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

(e) Mergers. In the case of any consolidation or merger of the Company with any other entity (each such transaction, a “Merger”), the entity formed by the Merger shall succeed to the covenants, stipulations, promises and the agreements contained in this Note. In the event of a Merger, the Company shall make appropriate provisions so that the Holder shall have the right thereafter to convert this Note into the kind and amount of securities receivable upon such Merger by the Holder of the number of securities into which this Note could have been converted immediately prior to such Merger. This provision shall similarly apply to successive Mergers.

(f) Distributions. In addition to and not in substitution for any other rights hereunder, pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock other than upon consummation of a Merger (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to Holder. The provisions of this Section 12(f) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

(g) Reservation. So long as this Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note in full.

(h) Restricted Securities. Holder acknowledges and agrees that the shares of Common Stock (the “Conversion Shares”) acquired upon conversion of this Note shall not be registered under the Securities Act, will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and will be subject to restrictions on resale imposed by the Securities Act and applicable states securities laws. Holder further acknowledges and agrees that each certificate representing Conversion Shares acquired upon conversion of this Note or Conversion Shares acquired upon conversion of this Note and registered on the Transfer Agent’s records in book-entry form under The Direct Registration System shall bear a restrictive legend or contain a notation, as applicable, substantially to the effect of the legend on the first page hereof.

(i) Compliance with Applicable Laws. Holder agrees to comply with all applicable laws, rules and regulations of all federal and state securities regulators, including but not limited to, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, and applicable state securities regulators with respect to disclosure, filings and any other requirements resulting in any way from the issuance, transfer or conversion of this Note.

(j) No Stockholder Rights. This Note shall not entitle Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company. This Section 12(i) shall not affect the rights of Holder in its capacity as a stockholder of the Company upon conversion of this Note and issuance to Holder of Conversion Shares pursuant to this Section 12.

3. Schedule I and Exhibit A referenced above in Section 2 hereof are attached to this Letter Amendment and incorporated by reference in said Section as if fully set forth therein.

4. In connection herewith, the Company hereby represents and warrants to Holder that no Event of Default has occurred and is continuing as of the date hereof and none will occur immediately after giving effect to this Letter Amendment.

5. This Letter Amendment shall be effective as of March 31, 2013. Except as expressly amended by this Letter Amendment, the Note shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Letter Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written understandings and agreements between the parties hereto with respect to the subject matter hereof. This Letter Amendment may be executed and delivered (by facsimile, e-mail or other electronic transmission) in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Section 9 (Governing Law; Dispute Resolution) of the Note is hereby incorporated by reference herein and made a part hereof as if fully set forth herein.

[Intentionally Left Blank; Signature Page Follows]

If the foregoing is acceptable to you, please countersign and date this Letter Amendment in the space provided below and return a countersigned and dated copy to us by e-mail.

Sincerely,

Vapor Corp.

By:	/s/ Harlan Press
Name:	Harlan Press
Title:	Chief Financial Officer

Acknowledged and Agreed to the date hereof:

Holder

/s/ Ralph Frija
Ralph Frija

SCHEDULE I

PAYMENT SCHEDULE

Repayment Schedule:	Payment #	Date	Payment Amt	Principal	days	Interest
		4/30/13		500,000.00
	1	5/3/13	3,205.13	496,794.87	3	986.30
	2	5/10/13	3,205.13	493,589.74	7	2,286.62
	3	5/17/13	3,205.13	490,384.61	7	2,271.87
	4	5/24/13	3,205.13	487,179.48	7	2,257.11
	5	5/31/13	3,205.13	483,974.35	7	2,242.36

Interest payment					31	10,044.26

	6	6/7/13	3,205.13	480,769.22	7	2,227.61
	7	6/14/13	3,205.13	477,564.09	7	2,212.86
	8	6/21/13	3,205.13	474,358.96	7	2,198.10
	9	6/28/13	3,205.13	471,153.83	7	2,183.35
		6/30/13		471,153.83	2	619.60

Interest payment					30	9,441.52

	10	7/5/13	3,205.13	467,948.70	5	1,549.00
	11	7/12/13	3,205.13	464,743.57	7	2,153.85
	12	7/19/13	3,205.13	461,538.44	7	2,139.09
	13	7/26/13	3,205.13	458,333.31	7	2,124.34
		7/31/13		458,333.31	5	1,506.85

Interest payment					31	9,473.13

	14	8/2/13	3,205.13	455,128.18	2	602.74
	15	8/9/13	3,205.13	451,923.05	7	2,094.84
	16	8/16/13	3,205.13	448,717.92	7	2,080.08
	17	8/23/13	3,205.13	445,512.79	7	2,065.33
	18	8/30/13	3,205.13	442,307.66	7	2,050.58
		8/31/13		442,307.66	1	290.83

Interest payment					31	9,184.40

	19	9/6/13	3,205.13	439,102.53	6	1,744.99
	20	9/13/13	3,205.13	435,897.40	7	2,021.07
	21	9/20/13	3,205.13	432,692.27	7	2,006.32
	22	9/27/13	3,205.13	429,487.14	7	1,991.57
		9/30/13		429,487.14	3	847.21

Interest payment					30	8,611.17

	23	10/4/13	3,205.13	426,282.01	4	1,129.61
	24	10/11/13	3,205.13	423,076.88	7	1,962.07
	25	10/18/13	3,205.13	419,871.75	7	1,947.31
	26	10/25/13	3,205.13	416,666.62	7	1,932.56
		10/31/13		416,666.62	6	1,643.84

Interest payment					31	8,615.38

	27	11/1/13	3,205.13	413,461.49	1	273.97

	28	11/8/13	3,205.13	410,256.36	7	1,903.06
	29	11/15/13	3,205.13	407,051.23	7	1,888.30
	30	11/22/13	3,205.13	403,846.10	7	1,873.55
	31	11/29/13	3,205.13	400,640.97	7	1,858.80
		11/30/13		400,640.97	1	263.44

Interest payment					30	8,061.12

	32	12/6/13	3,205.13	397,435.84	6	1,580.61
	33	12/13/13	3,205.13	394,230.71	7	1,829.29
	34	12/20/13	3,205.13	391,025.58	7	1,814.54
	35	12/27/13	3,205.13	387,820.45	7	1,799.79
		12/31/13		387,820.45	4	1,020.02

Interest payment					31	8,044.26

	36	1/3/14	3,205.13	384,615.32	3	765.02
	37	1/10/14	3,205.13	381,410.19	7	1,770.28
	38	1/17/14	3,205.13	378,205.06	7	1,755.53
	39	1/24/14	3,205.13	374,999.93	7	1,740.78
	40	1/31/14	3,205.13	371,794.80	7	1,726.03

Interest payment					31	7,757.64

	41	2/7/14	3,205.13	368,589.67	7	1,711.27
	42	2/14/14	3,205.13	365,384.54	7	1,696.52
	43	2/21/14	3,205.13	362,179.41	7	1,681.77
	44	2/28/14	3,205.13	358,974.28	7	1,667.02

Interest payment					28	6,756.58

	45	3/7/14	3,205.13	355,769.15	7	1,652.27
	46	3/14/14	3,205.13	352,564.02	7	1,637.51
	47	3/21/14	3,205.13	349,358.89	7	1,622.76
	48	3/28/14	3,205.13	346,153.76	7	1,608.01
		3/31/14		346,153.76	3	682.82

Interest payment					31	7,203.37

	49	4/4/14	3,205.13	342,948.63	4	910.43
	50	4/11/14	3,205.13	339,743.50	7	1,578.50
	51	4/18/14	3,205.13	336,538.37	7	1,563.75
	52	4/25/14	3,205.13	333,333.24	7	1,549.00
		4/30/14		333,333.24	5	1,095.89

Interest payment					30	6,697.57

	53	5/2/14	3,205.13	330,128.11	2	438.36
	54	5/9/14	3,205.13	326,922.98	7	1,519.49
	55	5/16/14	3,205.13	323,717.85	7	1,504.74
	56	5/23/14	3,205.13	320,512.72	7	1,489.99
	57	5/30/14	3,205.13	317,307.59	7	1,475.24
		5/31/14		317,307.59	1	208.64

Interest payment					31	6,636.46

	58	6/6/14	3,205.13	314,102.46	6	1,251.84
	59	6/13/14	3,205.13	310,897.33	7	1,445.73

	60	6/20/14	3,205.13	307,692.20	7	1,430.98
	61	6/27/14	3,205.13	304,487.07	7	1,416.23
		6/30/14		304,487.07	3	600.63

Interest payment					30	6,145.41

	62	7/4/14	3,205.13	301,281.94	4	800.84
	63	7/11/14	3,205.13	298,076.81	7	1,386.72
	64	7/18/14	3,205.13	294,871.68	7	1,371.97
	65	7/25/14	3,205.13	291,666.55	7	1,357.22
		7/31/14		291,666.55	6	1,150.68

Interest payment					31	6,067.44

	66	8/1/14	3,205.13	288,461.42	1	191.78
	67	8/8/14	3,205.13	285,256.29	7	1,327.71
	68	8/15/14	3,205.13	282,051.16	7	1,312.96
	69	8/22/14	3,205.13	278,846.03	7	1,298.21
	70	8/29/14	3,205.13	275,640.90	7	1,283.46
		8/31/14		275,640.90	2	362.49

Interest payment					30	5,584.82

	71	9/5/14	3,205.13	272,435.77	5	906.22
	72	9/12/14	3,205.13	269,230.64	7	1,253.95
	73	9/19/14	3,205.13	266,025.51	7	1,239.20
	74	9/26/14	3,205.13	262,820.38	7	1,224.45
		9/30/14		262,820.38	4	691.25

Interest payment					30	5,315.07

	75	10/3/14	3,205.13	259,615.25	3	518.44
	76	10/10/14	3,205.13	256,410.12	7	1,194.94
	77	10/17/14	3,205.13	253,204.99	7	1,180.19
	78	10/24/14	3,205.13	249,999.86	7	1,165.44
	79	10/31/14	3,205.13	246,794.73	7	1,150.68

Interest payment					31	5,209.69

	80	11/7/14	3,205.13	243,589.60	7	1,135.93
	81	11/14/14	3,205.13	240,384.47	7	1,121.18
	82	11/21/14	3,205.13	237,179.34	7	1,106.43
	83	11/28/14	3,205.13	233,974.21	7	1,091.67
		11/30/14		233,974.21	2	307.69

Interest payment					30	4,762.91

	84	12/5/14	3,205.13	230,769.08	5	769.23
	85	12/12/14	3,205.13	227,563.95	7	1,062.17
	86	12/19/14	3,205.13	224,358.82	7	1,047.42
	87	12/26/14	3,205.13	221,153.69	7	1,032.67
		12/31/14		221,153.69	5	727.08

Interest payment					31	4,638.56

	88	1/2/15	3,205.13	217,948.56	2	290.83
	89	1/9/15	3,205.13	214,743.43	7	1,003.16
	90	1/16/15	3,205.13	211,538.30	7	988.41

	91	1/23/15	3,205.13	208,333.17	7	973.66
	92	1/30/15	3,205.13	205,128.04	7	958.90
		1/31/15		205,128.04	1	134.88

Interest payment					31	4,349.84

	93	2/6/15	3,205.13	201,922.91	6	809.27
	94	2/13/15	3,205.13	198,717.78	7	929.40
	95	2/20/15	3,205.13	195,512.65	7	914.65
	96	2/27/15	3,205.13	192,307.52	7	899.89
		2/28/15		192,307.52	1	126.45

Interest payment					28	3,679.66

	97	3/6/15	3,205.13	189,102.39	6	758.69
	98	3/13/15	3,205.13	185,897.26	7	870.39
	99	3/20/15	3,205.13	182,692.13	7	855.64
	100	3/27/15	3,205.13	179,487.00	7	840.88
		3/31/15		179,487.00	4	472.08

Interest payment					31	3,797.68

	101	4/3/15	3,205.13	176,281.87	3	354.06
	102	4/10/15	3,205.13	173,076.74	7	811.38
	103	4/17/15	3,205.13	169,871.61	7	796.63
	104	4/24/15	3,205.13	166,666.48	7	781.87
		4/30/15		166,666.48	6	657.53

Interest payment					30	3,401.47

	105	5/1/15	3,205.13	163,461.35	1	109.59
	106	5/8/15	3,205.13	160,256.22	7	752.37
	107	5/15/15	3,205.13	157,051.09	7	737.62
	108	5/22/15	3,205.13	153,845.96	7	722.87
	109	5/29/15	3,205.13	150,640.83	7	708.11
		5/31/15		150,640.83	2	198.10

Interest payment					30	3,119.07

	110	6/5/15	3,205.13	147,435.70	5	495.26
	111	6/12/15	3,205.13	144,230.57	7	678.61
	112	6/19/15	3,205.13	141,025.44	7	663.86
	113	6/26/15	3,205.13	137,820.31	7	649.10
		6/30/15		137,820.31	4	362.49

Interest payment					30	2,849.31

	114	7/3/15	3,205.13	134,615.18	3	271.86
	115	7/10/15	3,205.13	131,410.05	7	619.60
	116	7/17/15	3,205.13	128,204.92	7	604.85
	117	7/24/15	3,205.13	124,999.79	7	590.09
	118	7/31/15	3,205.13	121,794.66	7	575.34

Interest payment					31	2,661.74

	119	8/7/15	3,205.13	118,589.53	7	560.59
	120	8/14/15	3,205.13	115,384.40	7	545.84
	121	8/21/15	3,205.13	112,179.27	7	531.08

	122	8/28/15	3,205.13	108,974.14	7	516.33
		8/31/15		108,974.14	3	214.96

Interest payment					31	2,368.80

	123	9/4/15	3,205.13	105,769.01	4	286.62
	124	9/11/15	3,205.13	102,563.88	7	486.83
	125	9/18/15	3,205.13	99,358.75	7	472.07
	126	9/25/15	3,205.13	96,153.62	7	457.32
		9/30/15		96,153.62	5	316.12

Interest payment					30	2,018.96

	127	10/2/15	3,205.13	92,948.49	2	126.45
	128	10/9/15	3,205.13	89,743.36	7	427.82
	129	10/16/15	3,205.13	86,538.23	7	413.07
	130	10/23/15	3,205.13	83,333.10	7	398.31
	131	10/30/15	3,205.13	80,127.97	7	383.56
		10/31/15		80,127.97	1	52.69

Interest payment					31	1,801.89

	132	11/6/15	3,205.13	76,922.84	6	316.12
	133	11/13/15	3,205.13	73,717.71	7	354.06
	134	11/20/15	3,205.13	70,512.58	7	339.30
	135	11/27/15	3,205.13	67,307.45	7	324.55
		11/30/15		67,307.45	3	132.77

Interest payment					30	1,466.80

	136	12/4/15	3,205.13	64,102.32	4	177.03
	137	12/11/15	3,205.13	60,897.19	7	295.05
	138	12/18/15	3,205.13	57,692.06	7	280.29
	139	12/25/15	3,205.13	54,486.93	7	265.54
		12/31/15		54,486.93	6	214.96

Interest payment					31	1,232.87

	140	1/1/16	3,205.13	51,281.80	1	35.83
	141	1/8/16	3,205.13	48,076.67	7	236.04
	142	1/15/16	3,205.13	44,871.54	7	221.28
	143	1/22/16	3,205.13	41,666.41	7	206.53
	144	1/29/16	3,205.13	38,461.28	7	191.78
		1/31/16		38,461.28	2	50.58

Interest payment					31	942.04

	145	2/5/16	3,205.13	35,256.15	5	126.45
	146	2/12/16	3,205.13	32,051.02	7	162.27
	147	2/19/16	3,205.13	28,845.89	7	147.52
	148	2/26/16	3,205.13	25,640.76	7	132.77
		2/29/16		25,640.76	3	50.58

Interest payment					29	619.59

	149	3/4/16	3,205.13	22,435.63	4	67.44
	150	3/11/16	3,205.13	19,230.50	7	103.27
	151	3/18/16	3,205.13	16,025.37	7	88.51

	152	3/25/16	3,205.13	12,820.24	7	73.76
		3/31/16		12,820.24	6	50.58

Interest payment					31	383.56

	153	4/1/16	3,205.13	9,615.11	1	8.43
	154	4/8/16	3,205.13	6,409.98	7	44.26
	155	4/15/16	3,205.13	3,204.85	7	29.50
	156	4/22/16	3,204.85	—	7	14.75

Interest payment					22	96.94

EXHIBIT A

CONVERSION NOTICE

Reference is made to the Senior Note, as amended by the Letter Amendment dated April 30, 2013 (as so amended, the “Note”) issued to the undersigned by Vapor Corp. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share, (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information

A. Conversion Price:

B. Number of shares of Common Stock to be issued:

C. Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

D. Please issue the Common Stock into which the Note is being converted in the following manner (check one):

Certificated Form:

Book-Entry Form under the Direct Registration System:

E. If in Certificated Form, deliver to:

F. Facsimile Number:

G. E-mail Address:

Authorization

By:

Name:
Title: